
<ARTICLE>                                        OPUR1

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                              DEC-31-1996
<PERIOD-END>                                   MAR-31-1996
<BOOK-VALUE>                                   PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                      826,612
<OTHER-PROPERTY-AND-INVEST>                    187,283
<TOTAL-CURRENT-ASSETS>                         143,506
<TOTAL-DEFERRED-CHARGES>                       29,134
<OTHER-ASSETS>                                 10,449


<TOTAL-ASSETS>                                 1,196,984
<COMMON>                                       0
<CAPITAL-SURPLUS-PAID-IN>                      0
<RETAINED-EARNINGS>                            175,705<F1>
<TOTAL-COMMON-STOCKHOLDERS-EQ>                 0
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<LONG-TERM-DEBT-NET>                           808,061
<SHORT-TERM-NOTES>                             0
<LONG-TERM-NOTES-PAYABLE>                      0
<COMMERCIAL-PAPER-OBLIGATIONS>                 0
<LONG-TERM-DEBT-CURRENT-PORT>                  18,032
<PREFERRED-STOCK-CURRENT>                      0
<CAPITAL-LEASE-OBLIGATIONS>                    0
<LEASES-CURRENT>                               0
<OTHER-ITEMS-CAPITAL-AND-LIAB>                 195,186
<TOT-CAPITALIZATION-AND-LIAB>                  1,196,984
<GROSS-OPERATING-REVENUE>                      99,131
<INCOME-TAX-EXPENSE>                           0
<OTHER-OPERATING-EXPENSES>                     91,359
<TOTAL-OPERATING-EXPENSES>                     91,359
<OPERATING-INCOME-LOSS>                        7,772
<OTHER-INCOME-NET>                             7,657
<INCOME-BEFORE-INTEREST-EXPEN>                 0
<TOTAL-INTEREST-EXPENSE>                       12,237
<NET-INCOME>                                   3,192
<PREFERRED-STOCK-DIVIDENDS>                    0
<EARNINGS-AVAILABLE-FOR-COMM>                  0
<COMMON-STOCK-DIVIDENDS>                       0
<TOTAL-INTEREST-ON-BONDS>                      0
<CASH-FLOW-OPERATIONS>                         52,370
<EPS-PRIMARY>                                  0
<EPS-DILUTED>                                  0

<F1>Old Dominion is organized and operated as a cooperative. Patronage capital is the retained net margins of Old Dominion which have been allocated to its members based on their respective power purchases in accordance with Old Dominion's bylaws.
